EXHIBIT 1.01

DANA INCORPORATED

Conflict Minerals Report

For the Year Ended December 31, 2017

Overview

Dana Incorporated (Dana) is a global provider of high technology drive and motion products, sealing solutions, thermal-management technologies and fluid-power products and our customer base includes virtually every major vehicle and engine manufacturer in the global light vehicle, medium/heavy vehicle and off-highway markets. As of December 31, 2017, we employed approximately 30,100 people, operated in 33 countries and had 139 major facilities around the world.

As described in further detail below, we rely on our direct suppliers to provide information on the origins of tin, tantalum, tungsten and gold (3TG) contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. To obtain this information, in accordance with the OECD Guidance (as defined below), we sent a Request For Information (RFI) to direct suppliers representing approximately 2% of our supplier shipping locations for direct components. In addition, all of our supply agreements require our suppliers to provide information about the source of 3TG and smelters.

We have adopted the following Conflict Minerals Policy:

As a company with sales and manufacturing operations throughout the world, we support the sourcing of minerals responsibly, as set out in our Standards of Business Conduct. We support ending the violence and human rights violations in the mining of certain minerals from a location described as the “Conflict Region,” which is in the Democratic Republic of the Congo (DRC) and neighboring countries. The U.S. Securities and Exchange Commission (SEC) adopted final rules to implement reporting and disclosure requirements related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rules require manufacturers who file certain reports with the SEC to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.

The definition of “conflict minerals” refers to gold, as well as tin, tantalum, and tungsten, the derivatives of cassiterite, columbite-tantalite, and wolframite, regardless of where they are sourced, processed or sold. The U.S. Secretary of State may designate other minerals in the future. We support these requirements to further the humanitarian goal of ending violent conflict in the DRC and in surrounding countries, which has been partially financed by the exploitation and trade of “conflict minerals”.

OUR COMMITMENT:

1.	Support the aims and objectives of the U.S. legislation on the supply of “conflict minerals”

2.	Do not knowingly procure specified metals that originate from facilities in the “Conflict Region” that are not certified as “conflict free”

3.	Ensure compliance with these requirements, and ask our suppliers to undertake reasonable due diligence within their supply chains to assure that specified metals are being sourced only from:

•	Mines and smelters outside the “Conflict Region” or

•	Mines and smelters which have been certified by an independent third party as “conflict free” if sourced within the “Conflict Region”

Dana has based its due diligence processes, in part, on the guidance provided by the Organization for Economic Co-operation and Development (OECD). The framework of the OECD provides practical guidance to companies on a set of actions that can be taken throughout the supply chain to ensure responsible due diligence. Dana has established a global team, reporting to executive leadership, to work through the OECD framework and develop a plan to address each of its focus areas.

This due diligence includes requiring our 3TG suppliers to provide written evidence documenting that raw materials used to produce gold, tin, tantalum and tungsten, used in the materials to manufacture components and products supplied to Dana, originate from outside the “Conflict Region” or, if they originate from within the “Conflict Region,” that the mines or smelters be certified as “conflict free” by an independent third party. The aim is to ensure that only “conflict free” materials and components are used in products that we procure.

If we discover the use of these minerals produced in facilities that are considered to be “non-conflict free” in any material, parts or components we procure, we will take appropriate actions to transition the product to be “conflict free.”

Due Diligence Process

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for 3TG. As described above, Dana has adopted a policy which is posted on our website at www.dana.com.

Management System

Dana has established a management system for conflict minerals. Our management system is led by a Senior Manager of Purchasing who acts as the executive conflict minerals program manager. That individual is supported by other Dana employees, including internal legal counsel. Management is briefed about the results of our due diligence efforts on a regular basis.

Control Systems

As we do not have a direct relationship with 3TG smelters or refiners, we are engaged and cooperate with other major manufacturers in our industry. Controls include, but are not limited to, our Standards of Business Conduct which outlines expected behaviors for all of our employees, our Standards of Business Conduct for Suppliers, and obligations contained in agreements with our suppliers.

Supplier Engagement

We utilize our own internal supplier management software (Dana1Source) as a part of engaging with our suppliers. In particular, Dana1Source helps us to identify suppliers that provide direct components that might contain 3TG. Those suppliers identified must complete an RFI. Taking the information provided in completed RFIs, we are able to determine which suppliers should then receive a Conflict Minerals Reporting Template (CMRT) survey form to complete. Feedback from this exercise has allowed us to analyze and refine which suppliers require further analysis. Further, responses to initial RFIs have allowed us to further rationalize the suppliers that may use conflict minerals in their products and take a more targeted approach to define if any products contain minerals on a forward-looking basis.

All of our supply agreements require suppliers to provide information about sources of conflict minerals as well as smelters and refiners. These requirements set an expected level of reporting to facilitate engagement and the due diligence process.

Identification and Assessment of Risks

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, we are unable to identify all parties that supply our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives. We have identified 77 direct suppliers whose components may contain 3TG, and we rely on these suppliers to provide us with information about the source of minerals contained in the components supplied to us. In particular, we rely on these suppliers to provide us with information about the source of minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. Similar to Dana, many of these suppliers are also subject to Rule 13p-1 under the Securities Exchange Act of 1934.

Products

In determining which of our products might contain 3TG, all of our direct suppliers are given a commodity classification for the type of materials they supply to us and the suppliers for those commodities where included. Additionally, each supplier in Dana1Source is given a regulatory compliance checklist to complete. The results from this checklist enable us to determine which suppliers require further inquiry in addition to the commodity classification.

We cross-reference a list of parts from our International Material Data System (IMDS) database where suppliers identify the products containing 3TG. IMDS is the automobile industry’s material data system. In IMDS, all materials used for automobile manufacturing are collected, maintained, analyzed and archived. We sent an RFI to each of these suppliers even if 3TG had no product fit or function.

Suppliers with a prior RFI with no 3TG were excluded from the survey unless otherwise identified by the IMDS database or such a supplier provided a new product identified to contain 3TG.

Standard Operating Procedures

We have adopted comprehensive Standard Operating Procedures through which our conflict minerals program is implemented, managed, and monitored. Updates are provided regularly to senior management.

As described above, we participate in industry-wide initiatives to identify parties in the supply chain. In particular, we are a member and have been actively engaged with the Automotive Industry Action Group (AIAG).

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided supplier training documents through Dana1Source. Dana1Source allows us, among other benefits, to conduct real-time communications with all our suppliers. Conflict minerals information has been incorporated into our supplier information scorecard that documents and retains supplier information used to prevent and reduce risk. RFIs were sent to 77 direct supplier locations.

As described in our conflict minerals policy, we engage any supplier whom we have reason to believe is supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. We have found no instances where it was necessary to terminate a contract or find a replacement supplier.

Independent Third Party Audit of Supply Chain Due Diligence at Smelters and Refiners

We do not typically have a direct relationship with 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain.

Due Diligence Results

Requested Information

As described above, we sent RFIs to applicable direct suppliers using the RFI template developed by the Electronic Industry Citizenship Coalition (EICC). The RFI was developed to facilitate disclosure and communication of information regarding smelters that provides material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of smelters Dana and its suppliers use. In addition, the RFI contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The RFI is used by many companies in their conflict mineral due diligence processes.

During the reporting period, we sent RFIs to 77 suppliers. After reviewing the completed RFIs, we requested additional information from those suppliers where the nature of the component, or the location of the supplier, suggested that those components were likely to contain 3TG and the annual spend was greater than $100,000. This resulted in us requesting additional information from 41 of the 77 suppliers representing approximately 1.3% of our 2017 supplier shipping locations for direct components.

RFI Responses

We received responses from suppliers asked to complete the RFI and reviewed them to determine which suppliers required further engagement. The criteria used to determine whether to follow up with a supplier included untimely or incomplete responses as well as inconsistencies within data reported in the completed RFI we received. We worked directly with these suppliers to obtain revised responses.

Ten suppliers provided information at a part number level. A majority of responses we received provided data at a company or division level or, as described above, the supplier indicated it was unable to identify the smelters or refiners used in components its supplied. As a result, we are unable to determine whether any of the conflict minerals reported by suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are in our supply chain. Three supplier responses were from “off-shelf distributors,” and accordingly, these suppliers have no direct contact with their supply chain.

Efforts to Determine Mine or Location of Origin

Through OECD and our RFI process, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG in our supply chain.

Smelters or Refiners

Based on the information we received during our due diligence process, we believe that the smelters and refiners listed in Annex I to this Conflicts Mineral Report may have been used to process 3TG in our products.

Future Due Diligence Measures

In the next compliance period, we intend to implement steps to improve the information gathered from our due diligence process. The steps include:

•	Refine the number of suppliers that complete an RFI and determine the part number of the component that those suppliers provide to attain a part number level report.

•	Engage with any supplier found to be supplying Dana with 3TG from sources that support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

•	Work with the OECD and relevant trade associations to define and improve best practices as well as build leverage over our supply chain in accordance with the OECD Guidance to provide better reporting.

•	Establish a Corporate Social Responsibility Scorecard to directly score suppliers based on their corporate and social responsibility, including conflict minerals.

ANNEX I

SMELTERS AND REFINERS

Metal (*)	Smelter/Refiner Name (*)	Smelter/Refiner Country (*)
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Academy Precious Metals (China) Co.,Ltd	CHINA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	AngloGold Ashanti Córrego do Sítio Mineração	PERU
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Asarco	UNITED STATES OF AMERICA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold	Bangalore Refinery	INDIA
Gold	Bangalore Refinery Pvt Ltd	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bangkok Assay	THAILAND
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	CHANGCHENG GOLD AND SILVER REFINERY CO., LTD.	CHINA
Gold	Chimet	ITALY
Gold	Chimet S.p.A.	CHINA
Gold	China Gold Deal Investment Co., Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco - Ventanas Smelter & Refinery	CHILE
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Cookson Sempsa	SPAIN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	DAERYOUNG E&C	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dongguan Cheng Xu Hardware Products Co., Ltd.	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	ECHEMEMI ENTERPRISE CORP.(FUTURES EXCHANGE)	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ekaterinburg	RUSSIAN FEDERATION
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	ESG Edelmetallservice GmbH & Co. KG	GERMANY
Gold	Ethiopian Minerals Development Share Company	ETHIOPIA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold	GuangZHou Jin Ding	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harima Smelter	JAPAN
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Lingbao Gold Co., Ltd.	CHINA
Gold	Henan Province Sanmenxia City Gold Smelter	CHINA
Gold	Henan Yuguang Gold and Lead Co., Ltd	CHINA
Gold	Heraeus Hong Kong,Heraeus limited,Heraeus Technology Center	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Precious Metals North America	UNITED STATES OF AMERICA
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.	China
Gold	HeTai Gold Mineral GuangDong Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Hwasung CJ Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jin Jinyin Refining Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc	UNITED STATES OF AMERICA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CHINA
Gold	JSC Uralelectromed	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	CHINA
Gold	K.A.Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	KGHM Polska Miedź Spółka Akcyjna	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kosaka Seiren	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’ azurde	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd.	BELGIUM
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mining & Chemical Products Ltd.	UNITED KINGDOM
Gold	Mitsubishi Materials Corporation	BRAZIL
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	ESTONIA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ningbo Kangqiang	CHINA
Gold	Nohon Material Corporation	JAPAN
Gold	Novosibirsk	RUSSIAN FEDERATION
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	VIET NAM
Gold	Ohura Precious Metal Industry Co., Ltd.	THAILAND
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	POLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold	Prioksky	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	AUSTRIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	CHINA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shan Dong Huangjin	CHINA
Gold	Shandon Jin Jinyin Refining Limited	CHINA
Gold	Shandong GUODA gold CO.,LTD.	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shyolkovsky	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	CHINA
Gold	SINO-PLATINUM METALS Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	T.C.A S.p.A	RUSSIAN FEDERATION
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Hutti Gold Mines Co Ltd	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Tokuriki Honten Co., Ltd.	VIET NAM
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	THAILAND
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Brasil Ltda.	UNITED STATES OF AMERICA
Gold	Umicore Precious Metals Thailand	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	AUSTRIA
Gold	Wuzhong Group	CHINA
Gold	YAMAKIN CO., LTD.	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	CHINA
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Yantai Zhaojin Precious Metals Co., Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yokohama Metal Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Yunnan Gold Mining Group Co., Ltd.	CHINA
Gold	Zhaojin Gold & Silver Refinery Co.	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	INDONESIA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	GERMANY
Tantalum	Global Advanced Metals Aizu	CHINA
Tantalum	Global Advanced Metals Boyertown	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Heraeus Hanau	DENMARK
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	INDONESIA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Taki Chemicals	CHINA
Tantalum	Tantalite Tantalite Resources (Pty) Ltd.	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Zhuzhou Decheng Non Ferrous Metals Industies Co., Ltd.	CHINA
Tin	Amalgamated Metal Corp PLC	PERU
Tin	Ampere Polska Sp. z o.o. (trader)	GERMANY
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	Arco Alloys	UNITED STATES OF AMERICA
Tin	Astic (Nippon Tanshi)	JAPAN
Tin	ASUKA Industries Inc.	JAPAN
Tin	Bangka	INDONESIA
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Chofu Works	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooérativa Produtores de Cassiterita	BRAZIL
Tin	Cookson Alpha Metals(Shenzhen)Co.Ltd	China
Tin	Cooper Santa	BRAZIL
Tin	COOPERMETAL - Cooperativa Metalúrgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	BOLIVIA
Tin	CV DS Jaya Abadi PT	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM
Tin	Dae Kil Metal Co., Ltd	CHINA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dongguan lason metel materials co,.ltd	CHINA
Tin	EM Vinto	CHINA
Tin	Empresa Metalúrgica Vinto (Government, 100%)	BOLIVIA
Tin	Eximetal S.A.	ARGENTINA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	First copper Technology Co. Ltd.	TAIWAN
Tin	Fuji Metal Mining Corp.	JAPAN
Tin	GE JIU CITY DATUN CHENGFENG SMELTER	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Zi-Li	CHINA

Tin	Gold Bell Group	SINGAPORE
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Gold Bell Smelting Corp.Ltd	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Hayes Metals	NEW ZEALAND
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	Huaxi Guangxi Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hulterworth Smelter	JAPAN
Tin	Imperial Zinc	UNITED STATES OF AMERICA
Tin	Indonesian State Tin Corporation Mentok Smelter	INDONESIA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Ju Tai Industrial Co., Ltd.	CHINA
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Kupol	RUSSIAN FEDERATION
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Materials Eco-Refining CO,.LTD	JAPAN
Tin	MCP Mining & Chemical Products Ltd UK	UNITED KINGDOM
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Chimique	BELGIUM
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Ney Metals and Alloys	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	OMSA	BOLIVIA
Tin	Pan Light Corporation	TAIWAN
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	SIGMA TIN ALLOY CO., LTD.	CHINA
Tin	Singapore Asahi Chemical & Solder Industries	Singapore
Tin	Sizer Metals PTE	SINGAPORE
Tin	Soft Metais Ltda.	BRAZIL
Tin	Solder Court Ltd.	CHINA
Tin	Spectro Alloys Corp.	UNITED STATES OF AMERICA
Tin	Stretti	MALAYSIA
Tin	Süddeutsche Metallhandels-gesellschaft mbH	GERMANY
Tin	Sundwiger Messingwerk GmbH & Co.KG	Germany
Tin	Super Ligas	BRAZIL
Tin	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	Taiwan high-tech Co., Ltd.	TAIWAN
Tin	Taiwan Huanliang	INDONESIA
Tin	Taiwan’s lofty Enterprises Ltd.	TAIWAN
Tin	Tamura	JAPAN
Tin	Thailand Mine Factory	THAILAND
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	Three green surface technology limited company	CHINA
Tin	Tianshui ling bo technology co., Ltd.	CHINA
Tin	Timah Indonesian State Tin Corporation	INDONESIA
Tin	Tin Plating Gejiu	CHINA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	Traxys	FRANCE
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN
Tin	Untracore Co., Ltd.	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	WELLEY	TAIWAN
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Wujiang City luxe Tin Factory	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	XURI	CHINA
Tin	Yao Zhang	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	China
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Alldyne Powder Technologies	UNITED STATES OF AMERICA
Tungsten	Alluter Technology (Shenzhen) Co., Ltd	CHINA
Tungsten	Alta Group	UNITED STATES OF AMERICA
Tungsten	Altlantic Metals	UNITED STATES OF AMERICA
Tungsten	Asha Enterprise	INDIA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA
Tungsten	Chunbao Carbide Science & Technology Co., Ltd.	TAIWAN
Tungsten	DAIDO STEEL	JAPAN
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou BESEEM Ferrotungsten Co. Ltd.	CHINA
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
Tungsten	Plansee	UNITED STATES OF AMERICA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	TeaguTec	KOREA, REPUBLIC OF
Tungsten	Toshiba Material Co., Ltd.	CHINA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	CHINA
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA